UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2022

Hercules Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Hamilton Ave., Suite 310 Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 289-3060

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HTGC	New York Stock Exchange
6.25% Notes due 2033	HCXY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Second Amendment to Revolving Credit Agreement

On June 14, 2022, Hercules Capital, Inc., a Maryland corporation (the “Company”), entered into the Second Amendment to Revolving Credit Agreement (the “SMBC Second Amendment”), which amends the Revolving Credit Agreement, dated as of November 9, 2021, as amended by the First Amendment to Revolving Credit Agreement, dated as of December 31, 2021 (the “SMBC Credit Agreement” and, as amended by the SMBC Second Amendment, the “SMBC Amended Credit Agreement”), with Sumitomo Mitsui Banking Corporation (“SMBC”), as administrative agent, and the lenders and issuing banks from time to time party thereto. The SMBC Second Amendment amends certain provisions of the SMBC Credit Agreement to, among other things, (i) increase the facility amount from $100.0 million to $175.0 million, which may be further increased up to $500.0 million, subject to the terms of the SMBC Amended Credit Agreement, and (ii) replace the LIBOR benchmark provisions with SOFR benchmark provisions, subject to a credit adjustment spread of 0.10% for SOFR loans with a one-month interest period, 0.15% for SOFR loans with a three-month interest period and 0.25% for SOFR loans with a six-month interest period.

The above description is only a summary of the material provisions of the SMBC Second Amendment and is qualified in its entirety by reference to a copy of the SMBC Second Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Second Amendment to Loan and Security Agreement

On June 10, 2022, Hercules Funding IV LLC, a Delaware limited liability company (“HFIV”) and a special purpose wholly-owned subsidiary of the Company entered into the Second Amendment to Loan and Security Agreement (the “MUFG Second Amendment”), with the lenders party thereto, MUFG Union Bank, N.A., as resigning agent, and MUFG Bank, Ltd. (as successor to MUFG Union Bank, N.A.), as administrative agent, which amends the Loan and Security Agreement, dated as of February 20, 2020, as amended by the First Amendment to Loan and Security Agreement, dated as of June 18, 2021 (the “MUFG Loan Agreement” and, as amended by the MUFG Second Amendment, the “MUFG Amended Loan Agreement”), with HFIV, as borrower, the lenders from time to time party thereto and MUFG Union Bank, N.A., as administrative agent.

The MUFG Second Amendment amends certain provisions of the MUFG Loan Agreement to, among other things, (i) increase the facility amount from $400.0 million to up to $545.0 million and (ii) replace the LIBOR benchmark provisions with SOFR benchmark provisions, subject to a margin of 2.60% for SOFR loans with a one-month interest period and 2.65% for SOFR loans with a three-month interest period.

The above description is only a summary of the material provisions of the MUFG Second Amendment and is qualified in its entirety by reference to a copy of the MUFG Second Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Press Release

On Amend to June 15, 2022, the Company issued a press release announcing its entry into the above amendments. The text of the press release is included as an exhibit to this Form 8-K.

Item 2.03. Creation of a direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Second Amendment to Revolving Credit Agreement, dated as of June 14, 2022, among Hercules Capital, Inc., the lenders party thereto and Sumitomo Mitsui Banking Corporation, as administrative agent.

10.2	Second Amendment to Loan and Security Agreement, dated as of June 10, 2022, among Hercules Funding IV LLC, the lenders from time to time party thereto, MUFG Union Bank, N.A., as resigning agent, and MUFG Bank, Ltd. (as successor to MUFG Union Bank, N.A.), as administrative agent.

99.1	Press Release dated Amend to June 15, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES CAPITAL, INC.

June 15, 2022	By:	/s/ Kiersten Zaza Botelho
Kiersten Zaza Botelho General Counsel